UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2014 (September 15, 2014)

Bohai Pharmaceuticals Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.

No. 9 Daxin Road, Zhifu District

Yantai, Shandong Province, China 264000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective September 15, 2014, Bohai Pharmaceuticals Group, Inc. (the “Company”) dismissed its independent registered public accounting firm, Marcum Bernstein & Pinchuk LLP (“Marcum”) effective immediately.  The dismissal was approved by the Board of Directors (the “Board”) of the Company.

Marcum was engaged as the independent registered public accounting firm on June 24, 2011 (such period from June 24, 2011 through Marcum’s dismissal, the “Engagement Period”). During the Engagement Period, Marcum did not issue any reports on the Company’s financial statements that contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2013 and June 30, 2014 and through the Engagement Period, there were (i) no disagreements with Marcum on any matter of accounting  principles or practices,  financial statement  disclosure, or auditing scope or procedure, which disagreements if not  resolved  to the  satisfaction  of Marcum would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report; (2) no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the following:

During the examination of the Company’ accounts as of June 30, 2014, Marcum requested that the Company provide Marcum with access to its on line banking accounts for purpose of verifying the Company’s cash balances on the relevant dates. Such request was unprecedented during Marcum’s engagement with the Company, and the Company refused to grant the access as requested.  The Company has authorized Marcum to respond fully to the inquiries of Parker (as defined below) concerning the subject matter of the disagreement described herein.

The Company has provided Marcum with a copy of the above disclosures prior to its filing with the Securities and Exchange Commission (the “SEC”), and has requested that Marcum furnish a letter addressed to the SEC stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Marcum’s response letter dated September 19, 2014 is filed as Exhibit 16.1 to this Form 8-K.

Effective September 15, 2014, the Company engaged Parker Randall CF (H.K.) CPA Limited (“Parker”) as the Company’s independent registered public accountant. The engagement was approved by the Board.  During the years ended June 30, 2013 and June 30, 2014 and through the date hereof, the Company did not consult with Parker regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K, except for the reportable event described in the following paragraph:

As of June 30, 2013 we carried out an assessment of the effectiveness of our internal control over financial reporting based on the framework in “Internal Control-Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation, our management concluded that our internal control over financial reporting was not effective as of June 30, 2013. Management has specifically observed that our accounting systems and current staffing resources in our finance department are currently insufficient to support the complexity of our financial reporting requirements. We currently do not have any staff members in our accounting and finance department who have experience or specialized training in preparing financial statements in the form and format required by the SEC. We have also experienced difficulty in applying complex accounting and financial reporting disclosure rules as required under various aspects of GAAP and SEC reporting regulations including those relating to accounting for business combinations, intangible assets, derivatives and income taxes. Our former Chief Financial Officer, which was based in the United States, resigned from his position with the Company during the quarter ended September 30, 2011. Subsequent thereto, we have engaged the service of an outside financial reporting specialist to assist with the preparation of our consolidated financial statements and quarterly and annual report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from Marcum Bernstein & Pinchuk LLP dated September 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 2014	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hong Wei Qu
Name: Hong Wei Qu
Title: Chief Executive Officer

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